Exhibit 10.2

SAIC, INC.

GUARANTY

GUARANTY, dated as of October 13, 2006 (the “Guaranty”), by SAIC, Inc., a Delaware corporation (“Newco”), in favor of Citicorp USA, Inc., as Administrative Agent under that certain Five Year Credit Agreement, dated as of June 6, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) and the Lenders party thereto (collectively with the Administrative Agent and the Issuing Banks (as defined in the Credit Agreement), the “Guarantied Parties”).

1.	Defined Terms. Capitalized terms used in this Guaranty and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

2.	Guaranty. As a condition precedent to the Reorganization Date and in consideration of the provisions of the Credit Agreement related thereto, Newco hereby unconditionally and irrevocably guaranties, as primary obligor and joint and several co-debtor and not merely as a surety to the Guarantied Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the each of the Borrowers (the “Borrower Obligations”), and Newco further agrees to pay the expenses which may be paid or incurred by any Guarantied Party in collecting any or all of the Borrower Obligations and enforcing any rights under this Guaranty or under the Borrower Obligations in accordance with the Credit Agreement. This Guaranty shall remain in full force and effect until the Borrower Obligations are paid in full and all Commitments are terminated.

3.	Waiver of Subrogation. Notwithstanding any payment or payments made by Newco (or any setoff or application of funds of Newco by any Guarantied Party) in respect of unpaid Borrower Obligations of any Borrower, Newco shall not be entitled to be subrogated to any of the rights of any Guarantied Party against such Borrower or any collateral security or guaranty or right to offset held by any Guarantied Party for the payment of such Borrower Obligations, nor shall Newco seek reimbursement from any such Borrower in respect of payments made by Newco hereunder, in each case until such time as (i) all Borrower Obligations shall have been satisfied in full and the Commitments shall have been terminated and (ii) no Default or Event of Default has occurred and is continuing.

4.

Modification of Borrower Obligations. Newco hereby consents that, without the necessity of any reservation of rights against Newco and without notice to or further assent by Newco, any demand for payment of the Borrower Obligations made by any Guarantied Party may be rescinded by such Guarantied Party, and the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guarantied Party, and that the Credit Agreement, any Notes, and the other Loan Documents, including without limitation, any collateral security document or other guaranty or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Guarantied Parties may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guaranty or right of offset at any time held by any Guarantied Party, for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Newco and without notice to or further assent by Newco which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. No Guarantied Party shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Borrower Obligations. When making any demand hereunder against Newco, any Guarantied Party may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor and any failure by any Guarantied Party to make such demand or to collect any payments from any Credit Party or any such other guarantor shall not relieve Newco of its obligations or liabilities hereunder, and shall not impair of affect the rights and remedies, express or implied, or as a matter of law, of any Guarantied Party, against Newco. For the purposes of this Section “demand” shall include the commencement and continuance of legal proceedings.

5.

Waiver of Newco. Newco waives the benefits of division and discussion and any and all notice of the creation, renewal, extension or accrual of the Borrower Obligations, and notice of proof of reliance by any Guarantied Party upon this Guaranty or acceptance of this Guaranty, and the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon this Guaranty, and all dealings between Newco and any Guarantied Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Newco waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the relevant Borrower or Newco with respect to the relevant Borrower Obligations. This Guaranty shall be construed as continuing absolute and unconditional guaranty of payment without regard to the validity, regularity or enforceability of the Credit Agreement, any Note, or any other Loan Document, including, without limitation, any collateral security or guaranty therefor or right to offset with respect thereto at any time or from time to time held by any Guarantied Party and without regard to any defense, setoff or counterclaim which may at any time be available to or may be asserted by any Credit Party against any Guarantied Party or any other Person or by any other circumstance whatsoever (with or without notice to or knowledge of any Credit Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party for any of its Borrower Obligations, or of Newco under this Guaranty in bankruptcy or in any other instance, and the obligations and liabilities of Newco hereunder shall not be conditioned or contingent upon the pursuit by any Guarantied Party or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of any Borrower Obligations or against any collateral security or guaranty therefor or right to offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Newco and its successors and assigns thereof, and shall inure to the benefit of the Guarantied Parties and their successors, indorsees, tranferees and assigns, until all Borrower Obligations shall have been satisfied in full and the Commitments shall have been terminated.

6.	Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligations is rescinded or must otherwise be restored or returned by any Guarantied Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Newco or any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Newco, any Borrower or any substantial party of their respective property, or otherwise, all as though such payments had not been made.

7.	Representations and Warranties. Newco hereby represents and warrants that:

a)	Newco is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guaranty;

b)	the execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of Newco’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on Newco or its assets;

c)	all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty; and

d)	this Guaranty constitutes a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.	Covenants. Newco covenants and agrees that, so long as any part of the Borrower Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment, Newco will perform and observe, and cause each other Credit Party to perform and observe, all of the terms, covenants, and agreements set forth in the Credit Agreement on its part or their part to be performed or observed.

9.	Assignment. Newco may not assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Lenders pursuant to Section 10.01 of the Credit Agreement.

10.	Notices. All notices or demands on Newco shall be deemed effective when received, shall be in writing and shall be delivered by hand or registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to Newco at:

c/o	Science Applications International Corporation

10260 Campus Point Drive

San Diego, CA 92121

Attention: Treasurer

or to such other address or fax number as Newco shall have notified the Guarantied Party in a written notice delivered to the Guarantied Party in accordance with the Credit Agreement.

11.	Continuing Guaranty. This Guaranty shall remain in full force and effect and shall be binding on Newco, its successors and assigns until all Borrower Obligations shall have been satisfied in full and the Commitments shall have been terminated.

12.	Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by Newco as of the date first above written.

SAIC, INC.,
a Delaware corporation

By:	/s/ STEVEN P. FISHER
Name:	Steven P. Fisher
Title:	Senior Vice President and Treasurer

CITICORP USA, INC., as Administrative Agent and as a Lender

By:	/s/ J. GREGORY DAVIS
Name:	J. Gregory Davis
Title:	Vice President